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                                                                   Exhibit 99.1

                                Astro-Med, Inc.
                           600 East Greenwich Avenue
                            West Warwick, RI 02893

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                April 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

   Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Astro-Med, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the January 31, 2002 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                          Very truly yours,

                                          Astro-Med, Inc.

                                          /S/  Albert W. Ondis
                                          -------------------------
                                          Albert W. Ondis
                                          Chairman